Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-72086 and Registration Statement No. 333-154797 on Form S-8 of our report, dated June 28, 2012, relating to the financial statements and financial statement schedule of The Talbots, Inc. Retirement Savings Voluntary Plan, appearing in this Annual Report on Form 11-K of The Talbots, Inc. Retirement Savings Voluntary Plan for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 28, 2012